Exhibit 2

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and any subsequent amendments thereto, and have duly executed this joint filing agreement as of the date set forth below.

Date: December 22, 2022

SR ONE CAPITAL FUND I AGGREGATOR, L.P.

By:	/s/ Sasha Keough
	Name:	Sasha Keough
	Title:	Attorney-in-Fact

SR ONE CAPITAL PARTNERS I, LP

By:	/s/ Sasha Keough
	Name:	Sasha Keough
	Title:	Attorney-in-Fact

SR ONE CAPITAL MANAGEMENT, LLC

By:	/s/ Sasha Keough
	Name:	Sasha Keough
	Title:	Attorney-in-Fact

*
Simeon George

*/s/ Sasha Keough
Sasha Keough
As attorney-in-fact

This Agreement relating to Schedule 13D was executed by Sasha Keough on behalf of the entities and individual listed above pursuant to a Power of Attorney a copy of which is attached hereto as Exhibit 3.